Exhibit 99.1
Syntax-Brillian Announces Senior Management and Board Changes
TEMPE, Ariz. — June 5, 2008 — Syntax-Brillian Corporation (Nasdaq:BRLC), a leading manufacturer and marketer of LCD HDTVs, digital cameras and consumer electronics products, today announced a series of changes to its senior management and Board of Directors.
The Board of Directors has appointed Greg Rayburn Interim Chief Executive Officer, effective June 4, 2008. Mr. Rayburn will, on an interim basis, replace James Ching Hua Li, who will take an indefinite leave of absence from the Company to address personal issues. Under Board approval granted on June 4, 2008, Mr. Li will be compensated according to the original terms and conditions of his employment agreement during his leave of absence and will continue to serve as a director of the Company.
Mr. Rayburn, 49, was formally appointed Syntax-Brillian’s Interim Chief Operating Officer on April 16, 2008 and is a Senior Managing Director and the Practice Leader of FTI Palladium Partners, the interim management practice of FTI Consulting, Inc. Mr. Rayburn previously served as Chief Executive Officer of International Outsourcing Services, LLC from 2007 to 2008; Chief Executive Officer of Muzak Holdings LLC from 2005 to 2006; Chief Operating Officer of aaiPharma Inc. from 2004 to 2005; Chief Restructuring Officer of WorldCom, Inc. from 2003 to 2004; and Chief Executive Officer of Sunterra Corporation from 2000 to 2002. Mr. Rayburn received his Bachelor of Science degree in business and marketing and his Master of Accounting degree from the University of Alabama.
The terms of the Engagement Letter the Company entered into on April 8, 2008 with FTI Consulting, Inc. providing for Mr. Rayburn’s services as Interim Chief Operating Officer remain unchanged except for the change in his position. This Engagement Letter also provides for the services of other temporary employees to support Mr. Rayburn in his role and in the accomplishment of specific objectives in support of the previously-announced operational turnaround plan. The Company will compensate FTI Consulting, Inc. at its standard hourly rates for Mr. Rayburn’s services, and Mr. Rayburn will report directly to the Board of Directors.
The Company also announced the resignation of Man Kit (Thomas) Chow as a director of the Company, effective May 28, 2008, and the resignation of Christopher C.L. Liu as a director of the Company, effective May 30, 2008. The changes are part of Syntax-Brillian’s efforts to refine its corporate governance structure, which includes adjustments to the size of its Board of Directors. The Board will now consist of two executive directors and six independent directors.
About Syntax-Brillian
Syntax-Brillian Corporation (www.syntaxbrillian.com) is one of the world’s leading manufacturers and marketers of LCD HDTVs, digital cameras, and consumer electronics products. The Company’s lead products include its Olevia™ brand (www.Olevia.com) high-definition widescreen LCD televisions — one of the fastest growing global TV brands — and Vivitar brand (www.vivitar.com) digital still and video cameras. Syntax-Brillian has built an Asian supply chain coupled with an international manufacturing and distribution network to support worldwide retail

Home of Olevia HDTV
	20480 E. Business Parkway, City of Industry, CA 91789	Main 909. 859. 8400	Fax 909. 859. 8401
www.syntaxbrillian.com

sales channels and position the Company as a market leader in consumer digital entertainment products.
Forward-looking Statements:
Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and Syntax-Brillian intends that such forward-looking statements be subject to the safe harbor created thereby. Syntax-Brillian cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include changes in markets for the Company’s products; changes in the market for customers’ products; the failure of the Company’s products to deliver commercially acceptable performance; the ability of the Company’s management, individually or collectively, to guide the Company in a successful manner; and other risks detailed in Syntax-Brillian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and subsequent filings with the Securities and Exchange Commission.
Brillian and Vivitar are trademarks or registered trademarks of Syntax-Brillian Corporation. All other trademarks are the property of their respective owners.
Contact:
Syntax-Brillian Corporation
Pattie Adams, (909) 859-8432 (Media)
pattie.adams@syntaxbrillian.com
Investor Relations, (909) 859-8445
investor.relations@syntaxbrillian.com

Home of Olevia HDTV
	20480 E. Business Parkway, City of Industry, CA 91789	Main 909. 859. 8400	Fax 909. 859. 8401
www.syntaxbrillian.com